EXHIBIT 21

FLOTEK INDUSTRIES, INC.

LIST OF SUBSIDIARIES

CESI Chemical, Inc.

Oklahoma Corporation

Material Translogistics, Inc.

Texas Corporation

Padko International Incorporated

Oklahoma Corporation

Petrovalve International, Inc.

Alberta Corporation

Petrovalve, Inc.

Delaware Corporation

USA Petrovalve, Inc.

Texas Corporation

Turbeco, Inc.

Texas Corporation

Flotek Paymaster, Inc.

Texas Corporation

Sooner Energy Services, LLC

Oklahoma Limited Liability Company

Teledrift Company

Delaware Corporation

CESI Manufacturing, LLC

Oklahoma Limited Liability Company

Flotek Industries FZE

Jebel Ali Free Zone Establishment

Flotek International, Inc.

Delaware Corporation

Flotek Ecuador Investments, LLC

Texas Limited Liability Company

Flotek Ecuador Management, LLC

Texas Limited Liability Company